www.genpt.com

News Release

July 21, 2026

FOR IMMEDIATE RELEASE

Genuine Parts Company Reports Second Quarter 2026 Results
Reaffirms 2026 Outlook for Adjusted EPS of $7.50 to $8.00

Updates Select Elements of 2026 Outlook

ATLANTA -- Genuine Parts Company (NYSE: GPC), a leading global service provider of automotive and industrial replacement parts and value-added solutions, announced today its results for the second quarter ended June 30, 2026.

“The GPC team delivered solid second quarter results, driven by continued sales growth and disciplined execution across our businesses,” said Will Stengel, Chairman and Chief Executive Officer. “Our teams performed well despite a dynamic global environment, and we remain on track to complete our planned separation in the first quarter of 2027.”

Second Quarter 2026 Results

Sales were $6.5 billion, a 6.0% increase compared to $6.2 billion in the same period of the prior year. The improvement is attributable to a 3.4% increase in comparable sales, a net 1.4% favorable impact of foreign currency and a 1.2% benefit from acquisitions.

Net income was $228 million, or $1.65 per diluted earnings per share. This compares to net income of $255 million, or $1.83 per diluted share in the prior year period.

Adjusted net income was $296 million, or $2.15 per diluted earnings per share. Adjusted net income excludes $69 million of after-tax adjustments, or $0.50 per diluted share, which relates to costs associated with the company's global restructuring initiative and the planned separation of the company's Global Automotive and Global Industrial businesses. This compares to adjusted net income of $292 million, or $2.10 per diluted share in the prior year period. Refer to the reconciliation of GAAP net income to adjusted net income and GAAP diluted net income per common share to adjusted diluted net income per common share for more information.

Second Quarter 2026 Segment Highlights

North America Automotive Parts Group ("North America Automotive")

North America Automotive sales were $2.5 billion, up 3.8% from the same period in 2025. The improvement is primarily attributable to a 2.6% increase in comparable sales and a 1.3% benefit from acquisitions. Segment EBITDA of $208 million increased 6.0%, with segment EBITDA margin of 8.2%, up 20 basis points from the same period of the prior year.

International Automotive Parts Group ("International Automotive")

International Automotive sales were $1.6 billion, up 8.2% from the same period in 2025. The improvement is primarily attributable to a 4.9% favorable impact of foreign currency, a 2.7% benefit from acquisitions and a 0.6% increase in comparable sales. Segment EBITDA of $150 million increased 6.0%, with segment EBITDA margin of 9.4%, down 20 basis points from the same period of the prior year.

Industrial Parts Group ("Industrial")

Industrial sales were $2.4 billion, up 7.1% from the same period in 2025. The improvement is primarily attributable to a 6.1% increase in comparable sales, a 0.8% favorable impact of foreign currency and a 0.2% benefit from acquisitions. Segment EBITDA of $316 million increased 9.8%, with segment EBITDA margin of 13.1%, up 30 basis points from the same period of the prior year.

Year to Date 2026 Results

Sales for the six months ended June 30, 2026 were $12.8 billion, up 6.4% from the same period in 2025. Net income for the six months was $416 million, or $3.01 per diluted share. This compares to net income of $449 million, or $3.23 per diluted share, in the prior year period. Adjusted net income increased 1.1% to $541 million in the first half of 2026, compared to adjusted net income of $535 million in the prior year period. Adjusted diluted earnings per share was $3.92 compared to $3.84 in the prior year period, an increase of 2.1%.

Balance Sheet, Cash Flow and Capital Allocation

The company generated cash flow from operations of $464 million for the first six months of 2026. Net cash used in investing activities was $228 million, including $205 million for capital expenditures and $38 million for acquisitions. Net cash used in financing activities was $124 million, including net proceeds of debt (including net commercial paper) of $204 million, partially offset by $288 million for quarterly dividends paid to shareholders. Free cash flow was $259 million for the first six months of 2026. Refer to the reconciliation of GAAP net cash provided by operating activities to free cash flow for more information.

As of June 30, 2026, total liquidity was $2.3 billion, consisting of $559 million in cash, $500 million available under the Delayed Draw Loan Facility, and $1.2 billion of available capacity under the company's $2.0 billion Revolving Credit Agreement. This reflects $70 million drawn on the revolver and $683 million outstanding under our commercial paper program.

2026 Outlook

The company is reaffirming its adjusted diluted earnings per share outlook and updating elements of it previous full-year 2026 outlook provided in its earnings releases on February 17, 2026 and April 21, 2026. The company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook, geopolitical conflicts and the potential impact on results in updating its outlook, which is outlined in the table below. The updated GAAP earnings-per-share outlook includes expected costs associated with the company's restructuring initiatives, and includes costs related to the planned separation that have been incurred year-to-date.

For the Year Ending December 31, 2026
	Previous Outlook	Updated Outlook
Total sales growth	3% to 5.5%	3% to 5.5%
North America Automotive sales growth	3% to 5%	2.5% to 4.5%
International Automotive sales growth	3% to 6%	5% to 8%
Industrial sales growth	3% to 6%	3% to 6%
Diluted earnings per share	$6.10 to $6.60	$5.90 to $6.40
Adjusted diluted earnings per share	$7.50 to $8.00	$7.50 to $8.00
Effective tax rate	Approx. 24%	Approx. 24%
Net cash provided by operating activities	$1.0 billion to $1.2 billion	$1.0 billion to $1.2 billion
Free cash flow	$550 million to $700 million	$550 million to $700 million

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include adjusted net income, adjusted diluted net income per common share, adjusted selling, administrative, and other expenses, and free cash flow. The company believes that the presentation of adjusted net income, adjusted diluted net income per common share, adjusted selling, administrative and other expenses and free cash flow, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of the company's core operations. The company considers these metrics useful to investors because they provide greater transparency into management’s view and assessment of the company’s ongoing operating performance by removing items management believes are not representative of the company's continuing operations and may distort the company's longer-term operating trends. The company believes these measures are useful and enhance the comparability of the results from period to period and with the company's competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with the company’s core operations. The company does not, nor does it suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. The company has included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below. The company does not provide a forward-looking outlook for certain financial measures on a GAAP basis because the company is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include separation costs, acquisition-related costs, litigation charges or settlements, impairment charges, restructuring costs and certain other unusual adjustments.

Comparable Sales

Comparable sales is a key metric that refers to period-over-period comparisons of the company's net sales excluding the impact of acquisitions, foreign currency and other. The company's calculation of comparable sales is computed using total business days for the period and is inclusive of sales from company-owned stores and sales into independent stores. The company considers this metric useful to investors because it provides greater transparency into management’s view and assessment of the company’s core ongoing operations. This is a metric that is widely used by analysts, investors and competitors, however the company's calculation of the metric may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate this metric in the same manner.

Conference Call

Genuine Parts Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss the results of the quarter. A supplemental earnings deck will also be available for reference. Interested parties may listen to the call and view the supplemental earnings deck on the company's investor relations website. The call is also available by dialing 800-836-8184. A replay of the call will be available on the company's website or toll-free at 888-660-6345, conference ID 72948#, two hours after the completion of the call.

About Genuine Parts Company

Established in 1928, Genuine Parts Company is a leading global service provider of automotive and industrial replacement parts and value-added solutions. Our Automotive Parts Group operates across North America, Europe and Australasia, while our Industrial Parts Group serves customers across North America and Australasia. We keep the world moving with a vast network of over 10,800 locations spanning 17 countries supported by more than 65,000 teammates. Learn more at genpt.com.

Contacts

Investor Contact:	Media Contact:
Timothy Walsh - (678) 934-5349	Heather Ross - (678) 934-5220
Vice President - Investor Relations	Vice President - Global Strategic Communications

Forward-Looking Statements

Some statements in this release, as well as in other materials the company files with the Securities and Exchange Commission ("SEC"), release to the public, or make available on the company's website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include the company's view of business and economic trends for the remainder of the year and the company's expectations regarding its ability to capitalize on these business and economic trends; the company's full-year 2026 outlook and the company's ability to successfully execute on its strategic priorities, including the company’s anticipated separation of Global Automotive and Global Industrial into two independent, publicly traded companies. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.

The company cautions you that all forward-looking statements involve risks and uncertainties, and while the company believes its expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on the company's forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, changes in general economic conditions, including persistent inflation (including the direct and indirect impact of tariffs and retaliatory tariffs) or deflation, geopolitical uncertainty and unrest (including from the conflict involving the United States and Iran) and declining consumer confidence; the company’s ability to successfully implement the separation of Global Automotive and Global Industrial and achieve the anticipated benefits of such transaction; volatility in oil prices; significant costs, such as elevated fuel and freight expenses; the company's ability to maintain compliance with its debt covenants; its ability to successfully integrate acquired businesses into its operations and to realize the anticipated synergies and benefits; its ability to successfully implement its business initiatives in its three business segments; slowing demand for its products; the ability to maintain favorable supplier arrangements and relationships; changes in national and international legislation or government regulations or policies, including changes to global trade regulations, environmental and social policy, infrastructure programs and privacy legislation and related uncertainties, and their impact on the company, its suppliers and customers; changes in tax policies; volatile exchange rates; the company's ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in the company's disclosure controls and procedures and internal controls over financial reporting; the uncertainties and costs of litigation; public health emergencies, including the effects on the financial health of the company's business partners and customers, on supply chains and its suppliers, on vehicle miles driven as well as other metrics that affect the company's business, and on access to capital and liquidity provided by the financial and capital markets; disruptions caused by a failure or breach of the company's information systems; the success of its global restructuring efforts and the annualized cost savings arising therefrom, as well as other risks and uncertainties discussed in the company's Annual Report on Form 10-K and from time to time in its subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made, and the company undertakes no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures the company makes on related subjects in subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net sales	$6,536,951	$6,164,425	$12,801,891	$12,030,494
Cost of goods sold	4,066,244	3,840,037	7,992,220	7,532,422
Gross profit	2,470,707	2,324,388	4,809,671	4,498,072
Operating expenses:
Selling, administrative and other expenses	1,917,508	1,771,195	3,774,338	3,480,874
Depreciation and amortization	134,716	123,018	265,744	238,453
Provision for doubtful accounts	10,998	7,625	18,101	13,480
Restructuring and other costs	71,149	45,712	128,881	100,482
Total operating expenses	2,134,371	1,947,550	4,187,064	3,833,289
Non-operating expense (income):
Interest expense, net	45,800	40,211	89,753	77,427
Other	(3,294)	(1,930)	(6,369)	(2,838)
Total non-operating expense	42,506	38,281	83,384	74,589
Income before income taxes	293,830	338,557	539,223	590,194
Income taxes	66,272	83,677	123,130	140,922
Net income	$227,558	$254,880	$416,093	$449,272
Dividends declared per common share	$1.0625	$1.0300	$2.1250	$2.0600
Basic earnings per share	$1.65	$1.83	$3.02	$3.23
Diluted earnings per share	$1.65	$1.83	$3.01	$3.23

Weighted average common shares outstanding	137,773	138,990	137,698	138,887
Dilutive effect of stock options and non-vested restricted stock awards	204	254	319	320
Weighted average common shares outstanding – assuming dilution	137,977	139,244	138,017	139,207

GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

The following table presents net sales by segment and a reconciliation from segment EBITDA to net income:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net sales:
North America Automotive	$2,537,236	$2,444,377	$4,900,268	$4,709,158
International Automotive	1,588,112	1,467,904	3,173,628	2,868,011
Industrial	2,411,603	2,252,144	4,727,995	4,453,325
Segment EBITDA:
North America Automotive	208,328	196,500	364,533	343,495
International Automotive	149,991	141,492	294,836	280,004
Industrial	316,447	288,138	630,567	566,849
Corporate EBITDA (1)	(107,813)	(78,632)	(227,338)	(169,757)
Interest expense, net	(45,800)	(40,211)	(89,753)	(77,427)
Depreciation and amortization	(134,716)	(123,018)	(265,744)	(238,453)
Other unallocated costs	(92,607)	(45,712)	(167,878)	(114,517)
Income before income taxes	293,830	338,557	539,223	590,194
Income taxes	(66,272)	(83,677)	(123,130)	(140,922)
Net income	$227,558	$254,880	$416,093	$449,272
(1)Corporate EBITDA consists of costs related to the company's Corporate headquarters' broad support to the company's business units and other costs that are managed centrally and not allocated to business segments. These include personnel and other costs for company-wide functions such as executive leadership, human resources, technology, cybersecurity, legal, corporate finance, internal audit, and risk management, as well as product liability costs and A/R Sales Agreement fees.

The following table presents a summary of the other unallocated costs:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Other unallocated costs:
Restructuring and other costs (2)	$(76,438)	$(45,712)	$(134,170)	$(100,482)
Separation costs (3)	(16,169)	—	(33,708)	—
Acquisition and integration related costs and other (4)	—	—	—	(14,035)
Total other unallocated costs	$(92,607)	$(45,712)	$(167,878)	$(114,517)
(2)Amount reflects costs related to our global restructuring initiative which includes employee severance and other termination benefits, and the rationalization and optimization of certain distribution centers, stores and other facilities.
(3)Amount primarily reflects legal and professional services and executive incentive plan costs related to the planned separation of the company's Global Automotive and Global Industrial businesses that was announced on February 17, 2026 and is targeted for completion in the first quarter of 2027.
(4)Amount primarily reflects lease and other exit costs related to the integration of acquired independent automotive stores.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$559,118	$477,179
Trade accounts receivable, net	2,652,749	2,370,939
Merchandise inventories, net	6,287,933	6,071,996
Prepaid expenses and other current assets	1,565,881	1,644,620
Total current assets	11,065,681	10,564,734
Goodwill	3,190,572	3,188,815
Other intangible assets, net	1,774,401	1,855,714
Property, plant and equipment, net	2,152,789	2,172,140
Operating lease assets	2,018,088	2,084,487
Other assets	856,762	929,650
Total assets	$21,058,293	$20,795,540

Liabilities and equity
Current liabilities:
Trade accounts payable	$6,279,867	$6,051,882
Short-term borrowings	752,474	943,540
Current portion of long-term debt	250,000	353,788
Dividends payable	148,070	143,291
Other current liabilities	2,117,656	2,295,204
Total current liabilities	9,548,067	9,787,705
Long-term debt	3,976,648	3,498,423
Operating lease liabilities	1,673,663	1,739,478
Pension and other post–retirement benefit liabilities	219,833	219,270
Deferred tax liabilities	378,977	385,948
Other long-term liabilities	717,316	724,353
Equity:
Preferred stock, par value – $1 per share; authorized – 10,000,000 shares; none issued	—	—
Common stock, par value – $1 per share; authorized – 450,000,000 shares; issued and outstanding – 2026 – 137,859,581 shares; 2025 – 137,617,832 shares	137,860	137,618
Additional paid-in capital	244,572	228,370
Accumulated other comprehensive loss	(548,532)	(511,766)
Retained earnings	4,692,112	4,568,769
Total parent equity	4,526,012	4,422,991
Noncontrolling interests in subsidiaries	17,777	17,372
Total equity	4,543,789	4,440,363
Total liabilities and equity	$21,058,293	$20,795,540

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2026	2025
Operating activities:
Net income	$416,093	$449,272
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	265,744	238,453
Share-based compensation	29,698	24,180
Other operating activities, including changes in operating assets and liabilities	(247,421)	(542,790)
Net cash provided by operating activities	464,114	169,115
Investing activities:
Purchases of property, plant and equipment	(205,391)	(248,822)
Proceeds from sale of property, plant and equipment	17,884	19,451
Acquisitions of businesses	(37,613)	(111,973)
Proceeds from divestitures of businesses	6,718	59
Other investing activities	(9,604)	23,335
Net cash used in investing activities	(228,006)	(317,950)
Financing activities:
Proceeds from debt	791,217	21,405
Payments on debt	(926,328)	(522,637)
Net proceeds of commercial paper	338,853	916,587
Shares issued from employee incentive plans	(13,254)	(15,254)
Dividends paid	(287,972)	(277,306)
Other financing activities	(26,679)	(20,268)
Net cash provided by (used in) financing activities	(124,163)	102,527
Effect of exchange rate changes on cash and cash equivalents	(30,006)	24,310
Net increase (decrease) in cash and cash equivalents	81,939	(21,998)
Cash and cash equivalents at beginning of period	477,179	479,991
Cash and cash equivalents at end of period	$559,118	$457,993

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO ADJUSTED DILUTED NET INCOME PER COMMON SHARE
(UNAUDITED)

The table below represents a reconciliation from GAAP net income to adjusted net income:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
GAAP net income	$227,558	$254,880	$416,093	$449,272

Adjustments:
Restructuring and other costs (1)	76,438	45,712	134,170	100,482
Separation costs (2)	16,169	—	33,708	—
Acquisition and integration related costs and other (3)	—	—	—	14,035
Total adjustments	92,607	45,712	167,878	114,517
Tax impact of adjustments (4)	(23,931)	(8,805)	(43,186)	(28,929)
Adjusted net income	$296,234	$291,787	$540,785	$534,860

The table below represents amounts per common share assuming dilution:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
GAAP diluted net income per common share	$1.65	$1.83	$3.01	$3.23

Adjustments:
Restructuring and other costs (1)	0.55	0.33	0.97	0.72
Separation costs (2)	0.12	—	0.24	—
Acquisition and integration related costs and other (3)	—	—	—	0.10
Total adjustments	0.67	0.33	1.21	0.82
Tax impact of adjustments (4)	(0.17)	(0.06)	(0.30)	(0.21)
Adjusted diluted net income per common share	$2.15	$2.10	$3.92	$3.84
Weighted average common shares outstanding – assuming dilution	137,977	139,244	138,017	139,207
(1)Amount reflects costs related to our global restructuring initiative which includes employee severance and other termination benefits, and the rationalization and optimization of certain distribution centers, stores and other facilities.
(2)Amount primarily reflects legal and professional services and executive incentive plan costs related to the planned separation of our Global Automotive and Global Industrial businesses that was announced on February 17, 2026 and is targeted for completion in the first quarter of 2027.
(3)Amount primarily reflects lease and other exit costs related to the integration of acquired independent automotive stores.
(4)We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments, including any related valuation allowances. For the three and six months ended June 30, 2026, we applied the statutory income tax rates to the taxable portion of all of our adjustments, which resulted in a tax impact of $24 million and $43 million, respectively.

The table below clarifies where the items that have been adjusted above to improve comparability of the financial information from period to period are presented in the condensed consolidated statements of income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Line item:
Cost of goods sold	$5,289	$—	$5,289	$—
Selling, administrative and other expenses	16,169	—	33,708	14,035
Restructuring and other costs	71,149	45,712	128,881	100,482
Total adjustments	$92,607	$45,712	$167,878	$114,517

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP SELLING, ADMINISTRATIVE AND OTHER EXPENSES TO ADJUSTED SELLING, ADMINISTRATIVE AND OTHER EXPENSES
(UNAUDITED)

The table below represents a reconciliation from GAAP selling, administrative and other expenses to adjusted selling, administrative and other expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
GAAP selling, administrative and other expenses	$1,917,508	$1,771,195	$3,774,338	$3,480,874
Adjustments:
Separation costs	(16,169)	—	(33,708)	—
Acquisition and integration related costs and other	—	—	—	(14,035)
Total adjustments (1)	(16,169)	—	(33,708)	(14,035)
Adjusted selling, administrative and other expenses	$1,901,339	$1,771,195	$3,740,630	$3,466,839

Net sales	$6,536,951	$6,164,425	$12,801,891	$12,030,494
GAAP SG&A expenses as a percentage of net sales	29.3%	28.7%	29.5%	28.9%
Adjusted SG&A expenses as a percentage of net sales	29.1%	28.7%	29.2%	28.8%
(1) Refer to the explanation of adjustments included within the reconciliation of GAAP net income to adjusted net income table for further information.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended June 30, 2026
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
North America Automotive	2.6%	1.3%	—%	(0.1)%	3.8%
International Automotive	0.6%	2.7%	4.9%	—%	8.2%
Industrial	6.1%	0.2%	0.8%	—%	7.1%
Total Net Sales	3.4%	1.2%	1.4%	—%	6.0%

	Six Months Ended June 30, 2026
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
North America Automotive	2.4%	1.4%	0.4%	(0.1)%	4.1%
International Automotive	0.4%	2.5%	7.8%	—%	10.7%
Industrial	5.0%	0.2%	1.0%	—%	6.2%
Total Net Sales	2.9%	1.2%	2.3%	—%	6.4%

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2026	2025
Net cash provided by operating activities	$464,114	$169,115
Purchases of property, plant and equipment	(205,391)	(248,822)
Free cash flow	$258,723	$(79,707)

For the Year Ending December 31, 2026
Net cash provided by operating activities	$1.0 billion to $1.2 billion
Purchases of property, plant and equipment	$450 million to $500 million
Free cash flow	$550 million to $700 million